                                                                    Exhibit 99.1
                          Joint Filer Information

Name of Joint Filer:                         The Dow Chemical Company

Address of Joint Filer:                      2211 H.H. Dow Way, Midland,
                                             Michigan 48674

Relationship of Joint Filer to Issuer:       10% Owner

Issuer Name and Ticker or Trading
Symbol:                                      AgroFresh Solutions, Inc. [AGFS]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                            10/29/2018

Designated Filer:                            DowDuPont Inc.